                                UNITED STATES

                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINTON, D.C. 20549

                                   FORM 8-K

       CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES

                             EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 8, 1996
                                                  ----------------

                         Commision File No.  0-24300
                                             -------


                             NORRELL CORPORATION
                             -------------------
            (Exact name of registrant as specified in its charter)



             GEORGIA                                      58-0953709
-------------------------------                           ----------
(State or other jurisdiction or                           (I.R.S. Employer
incorporation or organization)                            Identification No.)


3535 Piedmont Road, NE, Atlanta, GA                       30305
-----------------------------------                       -----
(Address of prinicipal executive offices)                 (Zip Code)




Registrant's telephone number, including area code (404)240-3000
                                                   -------------





                                Not Applicable
--------------------------------------------------------------------------------
  Former name, former address and former fiscal year, if changed since last report

ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS


On December 8, 1996, Norrell Corporation ("Norrell") executed an agreement to purchase all of the outstanding common and preferred stock and all vested and unvested stock rights of Comtex Information Systems, Inc. ("Comtex") for $67 million of cash plus options to acquire approximately 141,000 shares of Norrell Corporation Common Stock at an average exercise price of $4.43/share. The transaction is scheduled to close on or about January 2, 1997.

Comtex is a New York City based provider of information system services, including systems planning and development, organizational consulting related to business transformation and staff augmentation support. Comtex has locations in New York City, White Plains, N.Y., and Miami, FL.

The acquisition, which was accounted for under the purchase method, will be financed with borrowings under Norrell's revolving credit facility.


ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS


        (a) Financial statements of business acquired.
            It is impractical to provide the required finacial statements for Comtex Information Systems, Inc., within the time this current report is required to be filed. Such financial statements will be filed as soon as practicable, but not more than 60 days after this Current Report is required to be filed.

        (b) Pro forma financial information.
            It is impractical to provide the pro forma financial statements required by this Item within the time this Current Report is required to be filed. Such pro forma financial statements will be filed as soon as practicable, but not more than 60 days after this Current Report is required to be filed.

        (c) Agreement and Plan of Merger by and among Norrell Corporation, N. Acquisition Corp., Comtex Information Systems, Inc., and Comtex Systems, Inc. Dated as of December 8, 1996.



SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.



                              NORRELL CORPORATION
                              (REGISTRANT)




Date: December 20, 1996       By:   S/C Kent Garner
                                    ---------------
                                    C. Kent Garner
                                    Vice President and Chief Finanical Officer
                                    (On behalf of the Registrant and as Chief
                                    Accounting Officer)

                          AGREEMENT AND PLAN OF MERGER

                                  by and among

                              NORRELL CORPORATION

                              N. ACQUISITION CORP.

                        COMTEX INFORMATION SYSTEMS, INC.

                                      and

                              COMTEX SYSTEMS, INC.

                          Dated as of December 8, 1996

                                    EXHIBITS


A-               Representations and Warranties of Comtex
B-               Representations and Warranties of Norrell and NAC
C-1-3            Employment Agreements
D-1              Second Installment Payees
D-2              Exhibit H Payees
E-               Stock Purchase and Registration Rights Agreement
F-               Voting and Proxy Agreement
G-1-3            Restrictive Covenant Agreements
H-               Exhibit H Amount
I-               Opinion of Comtex's Counsel
J-               Opinion of Norrell's and NAC's Counsel
K-               Option Termination Agreement
L-               Unvested Assumed Company Stock Options
M-               Financial Statements
N-               Accelerated Company Stock Options
O-               Presently Vested Company Stock Options
P-               Summary Calculation

                          AGREEMENT AND PLAN OF MERGER


         This AGREEMENT AND PLAN OF MERGER (the "Agreement"), dated as of December 8, 1996, by and among NORRELL CORPORATION, a Georgia corporation ("Norrell"), N. ACQUISITION CORP., a Delaware corporation and a wholly owned subsidiary of Norrell ("NAC"), COMTEX INFORMATION SYSTEMS, INC., a Delaware corporation ("Comtex"), AND COMTEX SYSTEMS, INC., a Delaware corporation ("Comtex Florida").

         The Boards of Directors of Norrell, NAC, Comtex, and Comtex Florida deem it advisable and in the best interests of their respective stockholders that Norrell acquire Comtex and Comtex Florida pursuant to the terms and conditions of this Agreement, and, in furtherance of such acquisition, such Boards of Directors have approved the merger of NAC and Comtex Florida with and into Comtex in accordance with the terms of this Agreement and the General Corporation Law of the State of Delaware (the "DGCL").

         Concurrently with the execution and delivery of this Agreement and as a condition and inducement to Norrell's willingness to enter into this Agreement, certain holders of shares of Company Stock (as defined in Section 3.1(a)) and Florida Common Stock (as defined in Section 3.1(a)) are entering into an agreement with Norrell and NAC in the form attached hereto as Exhibit F (the "Voting and Proxy Agreement") to vote such shares of Company Stock and Florida Common Stock in accordance with the terms set forth therein.

         Certain defined terms used in this Agreement are set forth in Addendum A to this Agreement.

         In consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:


                                   ARTICLE I
                                   THE MERGER

         1.1 THE MERGER. In accordance with the provisions of this Agreement and the DGCL, at the Effective Time (as defined in Section 1.2), NAC and Comtex Florida shall be merged with and into Comtex (the "Merger"), the separate existence of NAC and Comtex Florida shall thereupon cease, and Comtex shall be the surviving corporation in the Merger (sometimes hereinafter called the "Surviving Corporation") and shall continue its corporate existence under the laws of the State of Delaware. The Merger shall have the effects set forth in Section 259 of the DGCL.

         1.2 EFFECTIVE TIME OF THE MERGER. The Merger shall become effective at the time of filing of or at such later time specified in a properly executed Certificate of





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

Merger, in the form required by and executed in accordance with the DGCL, filed with the Secretary of State of the State of Delaware in accordance with the provisions of Section 251 of the DGCL. Such filing shall be made as soon as practicable after the Closing (as defined in Section 1.3). When used in this Agreement, the term "Effective Time" shall mean the date and time at which the Merger shall become effective.

         1.3 CLOSING. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Proskauer Rose Goetz & Mendelsohn LLP, 1585 Broadway, New York, New York, at 10:00 a.m., local time, on the later of (x) the first business day after the day on which all of the conditions set forth in Article VI are satisfied or waived, or (y) January 2, 1997, or on such other date and at such other time and place as Norrell and Comtex shall agree (such date, the "Closing Date"). In the event that Norrell does not, other than as a result of the fault or agreement of Comtex, Comtex Florida and/or the Stockholders, as defined in Section 3.1, close on the Closing Date, the amounts otherwise payable by Norrell hereunder at the Effective Time shall be increased to include interest calculated at the announced "Prime Rate" of Citibank, N.A. during the period of delay through the Effective Time.


                                   ARTICLE II
                           THE SURVIVING CORPORATION

         2.1 CERTIFICATE OF INCORPORATION. The Certificate of Incorporation of NAC in effect at the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation until amended in accordance with applicable law, except that the name of the Surviving Corporation shall be "Comtex Information Systems, Inc."

         2.2 BY-LAWS. The By-Laws of NAC as in effect at the Effective Time shall be the By-Laws of the Surviving Corporation until amended in accordance with applicable law.

         2.3     DIRECTORS AND OFFICERS OF SURVIVING CORPORATION.

                 (a) The directors of NAC at the Effective Time shall be the initial directors of the Surviving Corporation and shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Certificate of Incorporation or By-Laws of the Surviving Corporation, or as otherwise provided by law.

                 (b) The officers of Comtex at the Effective Time shall be the initial officers of the Surviving Corporation and shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Certificate of Incorporation or By-Laws of the Surviving Corporation, or as otherwise provided by law.





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



                                  ARTICLE III
                         MERGER CONSIDERATION; OPTIONS

         3.1 MERGER CONSIDERATION AND OPTIONS. In consideration of consummation of the Merger, the stockholders of Comtex and Comtex Florida (the "Stockholders") shall be entitled to receive the consideration described in this Section 3.1; options to purchase Company Common Stock (as defined in Section 3.1(a)) shall be treated as described in this Section 3.1. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof:

                 (a) Each share of Class A Common Stock, par value $.001 per share (the "Company Class A Common Stock"), Class B Common Stock, par value $.001 per share (the "Company Class B Common Stock" and, together with Company Class A Common Stock, "Company Common Stock"), and Series A Convertible Preferred Stock, par value $1.00 per share (the "Company Preferred Stock" and, collectively with Company Common Stock, "Company Stock"), of Comtex issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 3.1(b) and other than shares of Company Stock as to which appraisal rights shall have been demanded under the DGCL ("Comtex Dissenting Shares")) shall be converted into the right to receive, upon the surrender of the certificate formerly representing such share of Company Stock, $14.44811 per share in cash (the "Exchange Ratio"). Each share of Common Stock, par value .01 cent per share (the "Florida Common Stock"), of Comtex Florida issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 3.1(b) and other than shares of Florida Common Stock as to which appraisal rights shall have been demanded under the DGCL (together with Comtex Dissenting Shares, "Dissenting Shares")) shall be converted into the right to receive, upon surrender of the certificate formerly representing such share of Florida Common Stock, $0.3333 per share in cash (the "Florida Exchange Ratio"). In addition, each holder of Company Stock shall be entitled to receive (x) on the 548th day after the Closing Date (the "Second Installment Date"), such holder's Second Installment Amount (as defined in Section 3.3), plus (y) an amount determined and payable pursuant to Exhibit H (the "Exhibit H Amount").

                 (b) All shares of Company Stock that are held by Comtex as treasury shares and all shares of Florida Common stock that are held by Comtex shall be canceled and retired and cease to exist, and no securities of Norrell or other consideration shall be delivered in exchange therefor.

                 (c) Each share of Common Stock ("NAC Common Stock") of NAC issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and nonassessable share of Common Stock of the Surviving Corporation.





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

                 (d) Each option to purchase Company Common Stock to the extent that it is vested (i.e. exercisable) (and has not expired) immediately prior to the Effective Time and has not been exercised or, with regard to holders set forth in Exhibit N who are employed at the Effective Time, the options set forth on Exhibit N (a "Vested Company Stock Option") shall be automatically canceled as of the Effective Time. Each holder of a Vested Company Stock Option shall have the right to receive, upon and subject to execution and delivery of an option termination agreement in the form attached hereto as Exhibit K (an "Option Termination Agreement"), for each share of Common Stock that would have been issuable upon the exercise of such holder's Vested Company Stock Option, an amount equal to (A) 94.80222% of (B) (i) $15.24026 minus (ii) the exercise price per share of such Vested Company Stock Option (with respect to such Vested Company Stock Option, the "Option Exchange Ratio"). In addition, each holder of a Vested Company Stock Option shall be entitled to receive (x) on the Second Installment Date, such holder's Second Installment Amount, plus (y) such holder's Exhibit H Amount. Exhibit D sets forth the vested options as of the date hereof.

                 (e) Each option to purchase Company Common Stock to the extent that it is not a Vested Company Stock Option and has not expired prior to the Effective Time (each, an "Unvested Company Stock Option") shall be automatically cancelled as of the Effective Time, except as otherwise provided in Section 7.7.

                 (f) To the extent any Vested Company Stock Option expires prior to the Effective Time or any option holder listed on Exhibit N is not employed on the Effective Date, the amount that would have been paid to such option holder pursuant to Section 3.1(d) shall proportionately increase the amount that otherwise would be paid to the Stockholders pursuant to Section 3.1(a) and the other Vested Company Stock Option holders pursuant to Section 3.1(d) based on the percentage set forth beside each Person's name on Exhibit D-1, as increased to take into consideration the elimination from such exhibit of the holder of such expired Vested Company Stock Option.

                 (g) The holders of Dissenting Shares, if any, shall be entitled to payment by the Surviving Corporation of the appraised value of such shares to the extent permitted by and in accordance with the provisions of
Section 262 of the DGCL; provided, however, that (i) if any holder of the Dissenting Shares shall, under the circumstances permitted by the DGCL, subsequently deliver a written withdrawal of such holder's demand for appraisal of such shares, or (ii) if any holder fails to establish such holder's entitlement to rights to payment as provided in such Section 262, or (iii) if neither any holder of Dissenting Shares nor the Surviving Corporation has filed a petition demanding a determination of the value of all Dissenting Shares within the time provided in such Section 262, such holder or holders (as the case may be) shall forfeit such right to payment for such shares and such shares shall thereupon be deemed to have been converted into the right to receive cash pursuant to Section 3.1(a) as of the Effective Time. The Surviving Corporation shall be solely responsible for, and shall pay out of its own





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funds, any amounts which become due and payable to holders of Dissenting
Shares, and such amounts shall not be paid directly or indirectly by Norrell.

         3.2 EXCHANGE OF COMPANY STOCK, VESTED COMPANY STOCK OPTIONS. At the Effective Time, (i) Norrell shall deliver to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Stock or Florida Common Stock (the "Certificates") that were converted pursuant to Section 3.1 into the right to receive cash, upon surrender of a Certificate for cancellation to Norrell, an amount in cash equal to the product of (x) the number of shares of Company
Stock represented by such Certificate and (y) the Exchange Ratio or Florida Exchange Ratio, respectively, less any required tax withholdings, and the Certificate so surrendered shall forthwith be canceled, and (ii) Norrell shall deliver to each holder of a Vested Company Stock Option, upon delivery of such holder's Option Termination Agreement, an amount in cash equal to the aggregate of the sum of the products of (x) each share of Company Stock that would have been issuable upon the exercise of such holder's Vested Company Stock Options and (y) the holder's Option Exchange Ratio with regard to such share, less any required tax withholdings. Until surrendered as contemplated by this Section 3.2, each Certificate and, until the appropriate Option Termination Agreement is executed and delivered as contemplated by this Section 3.2, each Vested Company Stock Option shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender or delivery, as the case may be, cash as contemplated by this Article III, without interest (except as required by law). Each amount payable by Norrell hereunder shall be paid by certified or bank check or, if requested at least two days prior to the Closing, by a Person who is entitled to receive at least $1,000,000 pursuant to this Section 3.2, by wire transfer of immediately available funds.

         3.3 SECOND INSTALLMENT PAYMENT. On the Second Installment Date, Norrell shall deliver to each Person listed on Exhibit D hereto such Person's Second Installment Amount. "Second Installment Amount" of any Person (a "Second Installment Payee") shall mean an amount equal to the sum of (a) the product of (x) the percentage set forth beside such Second Installment Payee's name on Exhibit D-1 multiplied by (y) (I) $3,500,000 less (II) the amount by which the Second Installment Aggregate Amount is reduced pursuant to Article VIII of this Agreement, plus (b) interest at the appropriate Applicable Federal Rate from the Closing Date through the Second Installment Date on the amount determined pursuant to (a) above. The amounts paid pursuant to this Section
3.3 shall be paid by check, or, if requested at least two business days prior to the Second Installment Date by a Second Installment Payee who is entitled to receive at least $1,000,000 pursuant to Sections 3.3 and 3.4, by wire transfer of immediately available funds.

         3.4 EXHIBIT H PAYMENT. Payments in accordance with Exhibit H shall be made at the times set forth in Exhibit H. The amounts paid pursuant to this Section 3.4 shall be paid by check, or, if requested at least two business days prior to any such payment





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

date by a Person who is entitled to receive at least $1,000,000, pursuant to this Section 3.4, by wire transfer of immediately available funds.

         3.5 ADJUSTMENT. If prior to the Closing Comtex acquires the shares of Florida Common Stock not owned by it on the date hereof, which right Comtex shall have notwithstanding any provision of this Agreement or the exhibits or schedules hereto to the contrary, the dollar amounts and percentages set forth in Sections 3.1(a) and (d) (other than amounts payable in respect of the Florida Common Stock) shall be appropriately reduced to reflect any amounts or Comtex Common Stock payable with respect to such acquisition (whether paid as capital items, retention payments, other expenses, or other extraordinary items, but not for compensation other than increases outside the Ordinary Course of Business) having a value in excess of the aggregate amount payable in respect of the Florida Common Stock under Section 3.1(a).

         3.6 AGGREGATE PAYMENTS BY NORRELL. The maximum amount payable by Norrell for the stock and options of Comtex and its Subsidiaries to the Stockholders and holders of Vested Company Stock Options to be cashed out at the Closing as set forth on Exhibits N and O hereto (and the assumption of the assumed Unvested Company Stock options set forth on Exhibit L hereto as provided in Section 7.7 and payment of the spread on unexercised options pursuant to Exhibit H hereto) will be $70,000,000, as adjusted by an increase for the exercise price of such Vested Company Stock Options and assumed Vested Company Stock Options up to a maximum of $2,096,974 (since only the spread will be paid by Norrell to the holders of such Vested Company Stock Options), and as adjusted by a reduction for the gross price per share of such assumed Unvested Company Stock Options. To the extent the information set forth in Exhibits D-1, D-2, L, N and O do not result in the foregoing being accurate immediately prior to the Effective Time, Exhibits D-1 and D-2 and the dollar amounts and percentages set forth in Sections 3.1(a) and (d) and Section 7.7 (other than amounts payable in respect of the Florida Common Stock) shall be appropriately adjusted to make the foregoing accurate. For clarity, annexed as Exhibit P is a summary of the calculation by Montgomery Securities of certain of the above amounts.


                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF COMTEX

         Comtex makes the representations and warranties set forth on Exhibit A.


                                   ARTICLE V
                   REPRESENTATIONS AND WARRANTIES OF NORRELL

         Norrell and NAC hereby make the representations and warranties set forth on Exhibit B.





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



                                   ARTICLE VI

                       CONDITIONS TO OBLIGATION TO CLOSE

         6.1 CONDITIONS TO OBLIGATION OF NORRELL AND NAC. The obligation of Norrell and NAC to consummate the Merger is subject to satisfaction of the following conditions:

                 (a) any waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated, and no action shall have been instituted by the Department of Justice or Federal Trade Commission challenging or seeking to enjoin the consummation of this transaction, which action shall have not been withdrawn or terminated;

                 (b) no Governmental Entity (including a federal or state court) of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which materially restricts, prevents or prohibits consummation of the Merger or any transaction contemplated by this Agreement; provided, however, that the parties shall use their reasonable best efforts to cause any such decree, judgment, injunction or other order to be vacated or lifted; and

                 (c) Comtex shall have delivered to Norrell and NAC an opinion of Proskauer Rose Goetz & Mendelsohn LLP, counsel to Comtex, substantially in the form of Exhibit I.

Norrell may waive any condition specified in this Section 6.1 if it executes a writing so stating at or prior to the Closing.

         6.2 CONDITIONS TO OBLIGATION OF COMTEX. The obligation of Comtex and Comtex Florida to consummate the Merger is subject to satisfaction of the following conditions:

                 (a) any waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated, and no action shall have been instituted by the Department of Justice or Federal Trade Commission challenging or seeking to enjoin the consummation of this transaction, which action shall have not been withdrawn or terminated;

                 (b) no Governmental Entity (including a federal or state court) of competent jurisdiction shall have enacted, issued, promulgated , enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which materially restricts, prevents or prohibits consummation of the Merger or any transaction contemplated by





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

this Agreement; provided, however, that the parties shall use their reasonable best efforts to cause any such decree, judgment, injunction or other order to be vacated or lifted; and

                 (c) Norrell and NAC shall have delivered an opinion of Troutman Sanders LLP, counsel for Norrell and NAC, substantially in the form of Exhibit J.

Comtex and Comtex Florida may waive any condition specified in this Section 6.2 if they execute a writing so stating at or prior to the Closing.


                                  ARTICLE VII
                              ADDITIONAL COVENANTS

         The parties agree with respect to the period following the execution of this Agreement and prior to the Closing:

         7.1 MAINTENANCE OF BUSINESS PRIOR TO CLOSING. Comtex shall continue to carry on its business in the Ordinary Course of Business and, to the Knowledge of Comtex, in material compliance and conformity with applicable laws. Without limiting the generality of the foregoing, Comtex shall, consistent with the Ordinary Course of Business: (a) maintain, to the extent reasonably available, insurance covering Comtex's assets and properties similar to that in effect on the date hereof; (b) not change the current internal corporate structure of Comtex; (c) to the extent appropriate, practical and reasonable, keep available the services of the current employees and other personnel of the business and maintain harmonious and peaceful labor relations; and (d) to the extent appropriate, practical and reasonable, preserve, and prevent any material adverse change to the current business relationships and contracts with customers, suppliers and others having business dealings with Comtex. Comtex shall not engage in any practice, take any action, or enter into any transaction that would cause any of its representations and warranties set forth in Exhibit A to be untrue as of the Closing or result in any of such representations and warranties being untrue as of the Closing except in the Ordinary Course of Business. Without limiting the generality of the foregoing, Comtex shall not take any of the following actions without the express written consent of Norrell: (i) issuing or issuing a right to purchase, or propose the purchase of, any shares of its capital stock or other equity interest or any class of securities convertible into, or rights, warrants or options to acquire, any such shares or other convertible securities or enter into any agreement with respect to the foregoing; (ii) acquire by merging or consolidating with, or by purchasing a substantial portion of the assets or stock of, or by any other manner, any business or any corporation, partnership, association or other entity or division thereof; (iii) sell, mortgage, lease, buy or otherwise acquire, transfer or dispose of any real or personal property or any interest therein except in the Ordinary Course of Business; (iv) increase the compensation payable or to become payable to any director, corporate elected officer or, other than in the Ordinary Course of Business, any other officer or employee of Comtex; (v) other than in the Ordinary Course of Business, incur any





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indebtedness for borrowed money or purchase money indebtedness or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others; (vi) pay any claim or discharge or satisfy any lien or encumbrance or pay any obligation or liability other than in the Ordinary Course of Business; (vii) enter into or amend, or other than in the Ordinary Course of Business, make any contributions to, any bonus, incentive compensation, deferred compensation, profit sharing, retirement, pension, group insurance or other benefit plan; or (viii) agree to do any of the foregoing. Notwithstanding the foregoing, Norrell agrees that Comtex may acquire, by cash payment or otherwise, the minority interest in Comtex Florida.

         7.2 ACCESS AND INFORMATION. Comtex shall (and shall cause its Subsidiaries and its and their respective officers, directors, employees, auditors and agents to) afford to Norrell and to Norrell's officers, employees, financial advisors, legal counsel, accountants, consultants and other representatives, upon reasonable prior notice, reasonable access during normal business hours throughout the period prior to the Effective Time to all of its books and records and its properties, plants and personnel. Norrell agrees that it (and its Subsidiaries and its and their respective representatives) shall hold in confidence all Confidential Information in accordance with the terms of that certain letter dated November 27, 1996 between Norrell, Comtex, Michael C. Mullins, Welsh, Carson, Anderson and Stowe IV, and WCAS Venture Partners (Welsh, Carson, Anderson and Stowe IV and WCAS Venture Partners, together, "WCAS").

         7.3 NO SOLICITATION. Prior to the Effective Time, neither Comtex, nor any of Comtex's Subsidiaries or Affiliates, nor any of their respective directors or officers will, directly or indirectly, solicit, initiate, facilitate or encourage (including by way of furnishing or disclosing non-public information) any inquiries or the making of any proposal with respect to any merger, consolidation or other business combination involving Comtex or any Subsidiary of Comtex or the acquisition of all or any significant assets or capital stock of Comtex or any subsidiary of Comtex taken as a whole (an "Acquisition Transaction") or negotiate, explore or otherwise engage in substantive discussions with any person (other than Norrell and its representatives) with respect to any Acquisition Transaction or enter into any agreement, arrangement or understanding with respect to any such Acquisition Transaction or which would require it to abandon, terminate or fail to consummate the Merger or any other transaction contemplated by this Agreement. Comtex agrees that as of the date hereof, it, its Subsidiaries and Affiliates, and their respective directors and officers shall immediately cease and cause to be terminated any existing activities, substantive discussions or negotiations with any person (other than Norrell and its representatives) conducted heretofore with respect to any Acquisition Transaction.

         7.4 ADDITIONAL DOCUMENTS. The parties will at any time before, at or after the Effective Time, sign, execute and deliver, or to the extent within their control, cause others to do so, all such powers of attorney, deeds, assignments, documents and





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instruments and do or cause to be done all such other acts or things as may be necessary or reasonable to carry out the transactions contemplated by this Agreement.

         7.5 COMTEX AND COMTEX FLORIDA STOCKHOLDER APPROVAL. To the extent each of Comtex and Comtex Florida has not already obtained stockholder approval of this Agreement and the transactions contemplated hereby, Comtex and Comtex Florida, acting through its Board of Directors, shall, subject to and in accordance with applicable law and its Certificate of Incorporation and bylaws, promptly and duly call, give notice of, convene and hold as soon as practicable following the date hereof a meeting of the holders of Company Stock and Florida Common Stock entitled to vote with respect to this Agreement and the transactions contemplated hereby, and recommend approval and adoption of this Agreement and the transactions contemplated hereby by the stockholders of Comtex and Comtex Florida, or shall take any action in lieu thereof as may be permitted under applicable law.

         7.6 REASONABLE BEST EFFORTS. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, the obtaining of all necessary waivers, consents and approvals and the effecting of all necessary registrations and filings. Without limiting the generality of the foregoing, as promptly as practicable, Comtex and Comtex Florida, Norrell and NAC shall make all filings and submissions under the HSR Act as may be reasonably required to be made in connection with this Agreement and the transactions contemplated hereby. Comtex and Comtex Florida will furnish to Norrell and NAC, and Norrell and NAC will furnish to Comtex and Comtex Florida, such information and assistance as the other may reasonably request in connection with the preparation of any such filings or submissions. Comtex and Comtex Florida will provide Norrell and NAC, and Norrell and NAC will provide Comtex and Comtex Florida, with copies of all material written correspondence, filings and communications (or memoranda setting forth the substance there) between such party or any of its representatives and any governmental entity, with respect to the obtaining of any waivers, consent or approvals and the making of any registrations or filings, in each case that is necessary to consummate the Merger and the other transactions contemplated hereby.

         7.7 ASSUMPTION OF UNVESTED COMPANY OPTIONS. Norrell shall adopt the Comtex Stock Option Plan and the outstanding Unvested Company Stock Options set forth on Exhibit L shall be assumed and continued pursuant to the terms of such plan and the option grants, as modified as agreed between Comtex and Norrell, except that for each share of Comtex Common Stock that the option holder would have acquired upon exercise of an option, the holder shall be entitled to receive 0.66334 options to purchase shares of Norrell Common Stock at an option exercise price equal to the Unvested Company Stock Option exercise price divided by 0.66334 and such assumption and continuation shall be subject to the execution and delivery by the option holder of an amendment to his or her stock option agreement in a form and with such terms, conditions and acknowledgments as agreed between Comtex and Norrell. Norrell agrees to promptly file and keep current a Form S-8 with respect to such shares and to distribute to each holder of an assumed Unvested Company Stock Option a prospectus and such additional information as is required pursuant to the registration of such shares. All other Unvested Company Stock Options shall terminate and expire as of the Effective Time.

         7.8 EMPLOYEE BENEFITS. Norrell agrees to recognize for purposes of eligibility and vesting under any pension plan and for purposes of measuring service under any payroll practice (such as vacation, sick leave or severance, whether or not a payroll practice) all service with Comtex, and to waive any waiting period or pre-existing condition requirement with respect to any welfare plan.

         7.9 PUBLIC ANNOUNCEMENTS. Each of Norrell, NAC, Comtex and Comtex Florida agrees that it will not issue any press release or otherwise make any public statement with respect to this Agreement (including the Exhibits hereto) or the transactions contemplated hereby (or thereby) without the prior consent of the other parties, which consent shall not be unreasonably withheld or delayed; provided, however, that such disclosure can be made without obtaining such prior consent if (i) the disclosure is required by law and (ii) the party making such disclosure has first used its reasonable best efforts to consult with (but not obtain the consent of) the other parties about the form and substance of such disclosure.

         7.10 EXPENSES. If the Merger is consummated, all investment banking, legal and accounting fees and expenses incurred by Comtex in connection with this Agreement (including the Exhibits hereto) and the transactions contemplated hereby (and thereby) shall be paid by the Surviving Corporation. Any such fees incurred by Comtex above One Million Five Hundred Thousand Dollars ($1,500,000.00) shall be set off against and deducted from the Second Installment Aggregate Amount prior to the payment of the Second Installment Aggregate Amount as provided in Section 3.3, or if such funds are not sufficient, out of the Exhibit H Amount, and shall thereby reduce the amounts payable thereunder to the Stockholders and holders of Vested Company Stock Options set forth on Exhibit D-1. Such fees and expenses incurred by Comtex shall be paid at the Closing, to the extent determinable. If the Merger is not consummated, all such fees and expenses incurred by Comtex shall be paid by Comtex.

         7.11 OTHER AGREEMENTS. Contemporaneously with the execution of this Agreement, (a) Norrell, Comtex, and each respective individual named therein shall execute and deliver employment agreements, effective at the Effective Time, in the forms of Exhibits C-1 to C-3, respectively; (b) Mullins, WCAS, and certain other stockholders shall execute and deliver the Voting and Proxy Agreement in the form of Exhibit F; and (c) Mullins, Jeff Short and Joan Mullins shall execute and deliver Restrictive Covenant Agreements, effective at the Effective Time, in the forms of Exhibits G1 - G3, respectively;

and (d) Norrell and Mullins shall enter into the Stock Purchase and Registration Rights Agreement, in the form of Exhibit E.

         7.12 SUPPLEMENTAL DISCLOSURE. Comtex shall give prompt notice to Norrell, and Norrell shall give prompt notice to Comtex, upon their obtaining Knowledge of (i) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would be likely to cause (a) any representation or warranty contained in this Agreement to be untrue or inaccurate or (b) any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied and (ii) any failure of Comtex or Norrell, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

         7.13    DIRECTORS' AND OFFICERS' INDEMNIFICATION.

                 (a) All rights to indemnification, advancement of litigation expenses and limitation of personal liability existing in favor of the directors and officers of Comtex and its Subsidiaries under the provisions existing on the date hereof in Comtex's or its Subsidiaries' Certificate of Incorporation or By-Laws shall, with respect to any matter existing or occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement), survive the Effective Time, and, as of the Effective Time, the Surviving Corporation shall assume all obligations of Comtex and Comtex Florida in respect thereof, provided that the Surviving Corporation shall not be liable for any indemnification with respect to any dispute between said officer or director and Norrell with regard to the terms of this Agreement or matters related to the transactions contemplated hereby.

                 (b) The provisions of this Section 7.13 are intended for the benefit of, and shall be enforceable by, each party entitled to indemnification hereunder and his or her heirs and representatives.

                                  ARTICLE VIII
                              MISCELLANEOUS RIGHTS

         8.1 INDEMNIFICATION BY THE STOCKHOLDERS AND HOLDERS OF VESTED COMPANY STOCK OPTIONS. Subject to the terms of this Agreement, the Stockholders and holders of Vested Company Stock Options shall, to the extent of, solely to the extent of, and by virtue of a reduction in, the amounts that otherwise would be the Second Installment Aggregate Amount, indemnify, defend and hold harmless Norrell and its Affiliates against any and all Adverse Consequences arising out of or in connection with (i) any misrepresentation or breach of any warranty made by Comtex under this Agreement, other than any misrepresentation or breach that (a) the General Counsel or Chief Financial Officer of Norrell was aware of prior to the date hereof and did not inform Comtex of prior to the date hereof or (b) arose from matters occurring between the date hereof and the Effective Date; (ii) any breach or nonfulfillment of any covenant or agreement made by Comtex under this Agreement; (iii) the matter disclosed in item 7 of Section 11 of the Comtex Disclosure Schedules if and to the extent asserted by a third party or Governmental Entity prior to the 548th day after the Closing Date; (iv) the amount by which the actual book value as of the Most Recent Fiscal Month End of the assets of Comtex of the types set forth on the Most Recent Fiscal Month End balance sheet is less than the stated book value of the assets of Comtex as set forth on the Most Recent Fiscal Month End balance sheet, as determined in accordance with generally accepted accounting principles consistently applied (the "Assets Shortfall") (it being agreed that, with respect to each customer account receivable, (w) the amounts received from such customer shall be applied first to the account receivable for which payment is being made by such customer, and if it cannot be determined in the Ordinary Course of Business which account receivable the amount received should be applied to, then to the oldest uncontested account receivable of such customer;
(x) no such account receivable shall be compromised or settled other than in the Ordinary Course of Business or deemed uncollectible prior to the 520th day after the Effective Time without the prior written consent of the Representatives, which consent shall not be unreasonably withheld) and (y) no account receivable shall be discounted because of a delay in payment); (v) the amount by which the actual amount of any Liability of Comtex as of the Most Recent Fiscal Month End relating to accrued and/or net deferred taxes is greater than the amount of Liability of Comtex relating to accrued and/or net deferred taxes set forth on the Most Recent Fiscal Month End balance sheet (the "Tax Liability Understatement"); provided, however, that the Adverse Consequences, if any, arising out of or in connection with (iv) and (v) above shall be limited solely to the actual dollar amount of Assets Shortfall or Tax Liability Understatement, as the case may be; and (vi) any amounts paid to the minority stockholder in Comtex Florida with regard to his equity interest in Comtex Florida, in excess of the aggregate amounts paid with respect to Florida Common Stock pursuant to
Section 3.1(a) or that are covered by Section 3.5, and any other out-of-pocket costs related to any claim by such stockholder with regard to his equity interest in Comtex Florida.

         8.2 INDEMNIFICATION BY NORRELL. Norrell shall indemnify, defend and hold harmless the Stockholders and holders of Vested Company Stock Options against any and all Adverse Consequences arising out of or in connection with
(i) any misrepresentation or breach of any warranty made by Norrell and NAC under this Agreement and (ii) any breach or nonfulfillment of any covenant or agreement made by Norrell or NAC under this Agreement.

         8.3     FURTHER PROVISIONS REGARDING INDEMNIFICATION.

                 (a) Survival. Subject to Section 8.3(b), all representations, warranties, indemnities, covenants and agreements made by Comtex, Norrell and NAC hereunder shall survive the Closing, notwithstanding any examination or investigation made by or for any party.

                 (b) Limitations. Notwithstanding the foregoing, (i) neither the Stockholders nor Norrell (each sometimes being hereunder referred to in this Section 8.3 as a "party") shall be entitled to indemnification for Adverse Consequences arising out of matters referred to in Section 8.1 or
Section 8.2, as applicable, unless it shall have given written notice to the other party, setting forth its claim for indemnification in reasonable detail, by the 548th day after the Closing Date and (ii) neither Norrell and its Affiliates, on the one hand, nor the Stockholders and holders of Vested Company Stock Options, on the other hand, shall be entitled to indemnification for Adverse Consequences arising out of matters referred to in Section 8.1 or 8.2, as applicable, unless the aggregate amount of Adverse Consequences under Section
8.1 or 8.2, or applicable, exceeds the sum of (x) $100,000 and (y) in the case of the Stockholders and holders of Vested Company Stock Options, an amount equal to the sum of the aggregate amount of the general reserves of $800,000 and the reserve for bad debt (each as reflected in the Most Recent Fiscal Month End balance sheet) less any charges to such reserves for the Adverse Consequences associated with the resolution of the pending IRS audit and bad debts charged to the bad debt reserve, and then only to the extent of such excess, up to $3,500,000.

                 (c) Defense. An indemnified party shall promptly give written notice to the indemnifying party after the indemnified party has knowledge that any legal proceeding has been instituted or any claim has been asserted by any third party in respect of which indemnification may be sought under the provisions of Section 8.1 or 8.2. If the indemnifying party, within 15 days after the indemnified party has given such notice (or within such shorter period of time as an answer or other responsive motion may be required), shall have acknowledged in writing its obligation to indemnify, then the indemnifying party shall have the right to control the defense or settlement of such claim or proceeding, and the indemnified party shall not settle or compromise such claim or proceeding without the written consent of the indemnifying party, and the indemnifying party shall not settle such claim or proceeding without obtaining a release of the indemnified party and, if other than monetary damages are involved, without the written consent of the indemnified party, which consents shall not unreasonably be withheld or delayed. The indemnified party, at such party's own expense, may in any event participate in any such defense with counsel of such party's choosing. The costs related to defending or settling such claim or proceeding incurred as the indemnifying party by the Stockholder and the holders of Vested Company Stock Options (including reasonable attorneys' fees) shall be paid out by Norrell as incurred from the amounts that would otherwise be payable as the Second Installment Aggregate Amount and shall reduce as of the date of such payment the Second Installment Aggregate Amount or, if insufficient to cover such payment, the Exhibit H Amount. To the extent any such claim is outstanding on the 548th day after the Closing Date, an appropriate reserve shall be retained and not paid out with the Second Installment Aggregate Amount, but only paid out (with interest at the appropriate Applicable Federal Rate) when such matter is resolved pursuant to Section 8.1(a).

                 (d) Set Off. Each amount due Norrell and/or its Affiliates pursuant to Section 8.1 hereof (an "Indemnification Amount") shall be satisfied solely by set off against and reduction of the amounts that otherwise would be the Second Installment Aggregate Amount prior to payment of the Second Installment Aggregate Amount. Any Indemnification Amount shall be deemed for all purposes to be a reduction in the consideration paid by Norrell to the Stockholders for the Company Stock and to the holders of Vested Company Stock Options, respectively.

                 (e) Disputes. Any dispute arising between Norrell, on the one hand, and the Stockholders and the holders of Vested Company Stock Options, on the other hand, out of, or in any manner relating to, the Second Installment Aggregate Amount or any Second Installment Amount, including any dispute concerning any indemnification amount to which Norrell believes it is entitled pursuant to this Agreement or the amount of reserve to be retained pursuant to
(c) above (a "Dispute"), which is not resolved by Norrell, on the one hand, and the Representatives, on the other hand, within thirty (30) days after the Second Installment Date, shall be resolved in arbitration before a panel of three arbitrators before the American Arbitration Association in Washington, D.C. (the "Arbitrators") according to its then existing commercial rules and regulations. If, on the Second Installment Date, there is any Dispute pending or unresolved between Norrell and the Representatives, amounts relating to such Dispute shall not be paid out of the Second Installment Aggregate Amount until such Dispute is resolved by arbitration or otherwise. The determination of the Arbitrators shall be final and binding on the parties hereto and judgment thereon may be entered in any court of competent jurisdiction. The fees and expenses of the arbitrators in connection with any Dispute shall be borne by Norrell and the Stockholders and the holders of Vested Company Stock Options, in such proportion as the Arbitrators may determine, based upon the relative fault of Norrell and Comtex in not complying with the terms of this Agreement, provided that any liability of the Stockholders and holders of Vested Company Stock Options pursuant to this Section 8.3(e) shall be limited to and reduce the Second Installment Aggregate Amount (to the extent payable to the Stockholders and the holders of Vested Company Stock Options).

                 (f) Remedies. Norrell's and NAC's sole and exclusive remedies arising under or relating to this Agreement shall be the right to indemnification set forth in Article VIII; provided, however, that nothing, in the provisions of this Article VIII, shall limit the right (A) of Norrell or NAC to indemnification as to a breach of the representation and warranty contained in the first sentence of Section 3 of Exhibit A or the matter described in section 8.1(vi) provided that in both such instances no Stockholder or holder of Vested Company Stock Options shall be liable for more than the lesser of (i) the proportionate amount of the indemnity based on such Person's percentage as shown on Exhibit D-2 or (ii) the amount such Person actually receives under this Agreement, or (B) of Norrell, NAC or the Stockholders to seek and obtain injunctive relief, nor (C) limit any remedy, or the amount of Adverse Consequences, in the event of fraud.

                 (g) The Representatives shall not be liable hereunder or otherwise in connection herewith as to serving as the Representatives, except to the extent of their own gross negligence or willful misconduct and, except with respect to claims based upon such gross negligence or willful misconduct that are successfully asserted against the Representatives, the Representatives shall be indemnified and held harmless out of the Second Installment Aggregate Amount to the extent otherwise payable to the Stockholders and the holders of Vested Company Stock Options from and against any and all losses, liabilities, claims, actions, damages and expenses, including reasonable attorneys' fees and disbursements, arising out of and in connection with this Agreement.


                                   ARTICLE IX
                                  TERMINATION

         9.1 TERMINATION. This Agreement and the obligation to consummate the transactions contemplated by the Merger Documents may be terminated at any time prior to the Effective Time:

                 (a)      by mutual consent of Norrell and Comtex;

                 (b) by either Norrell or Comtex, if any permanent injunction or action by any Governmental Entity of competent jurisdiction preventing the consummation of the Merger shall have become final and nonappealable; provided, however, that the party seeking to terminate this Agreement pursuant to this Section shall have used all reasonable efforts to remove such injunction or overturn such action; or

                 (c) by Norrell or Comtex, if there has been a breach of any covenant or a breach of a representation or warranty on the part of the other (except when the non-breaching party was aware that such representation or warranty was false and failed to inform the breaching party and except in the case of a breach of a representation or warranty where the breach arose from matters occurring after the date hereof), which breach results in a Material Adverse Effect on Comtex or Norrell, provided that any such breach of a covenant or representation or warranty has not been cured within 15 business days following receipt by the breaching party of notice hereunder of such breach.

                 (d) by Norrell after December 28, 1996, if this Agreement and the transactions contemplated hereby have not been approved and adopted by the requisite vote of the stockholders of Comtex and Comtex Florida, in accordance with applicable law on or before December 28, 1996.

         9.2 EFFECT OF TERMINATION. In the event of termination of this Agreement pursuant to this Article IX, the Merger shall be deemed abandoned and this Agreement, other than the last sentence of Section 7.2, shall forthwith become void, without liability on the part of any party hereto.

                                   ARTICLE X
                                 MISCELLANEOUS

         10.1    NO THIRD PARTY BENEFICIARIES.  Except as provided in Section
7.13 (b) and the right of Stockholders to indemnification pursuant to Article VIII, this Agreement shall not confer any rights or remedies upon any Person other than the parties and their respective successors and permitted assigns.

         10.2 ENTIRE AGREEMENT. This Agreement and the other Merger Documents (including the documents referred to herein) constitute the entire agreement between the parties and supersedes any prior understandings, agreements, or representations by or between the parties, written or oral, to the extent they related in any way to the subject matter hereof.

         10.3 SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties named and their respective successors and permitted assigns. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties; provided, however, that Norrell may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates, and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases Norrell nonetheless shall remain responsible for the performance of all of its obligations hereunder).

         10.4 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

         10.5 HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         10.6 NOTICES. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

         If to Comtex or Comtex Florida:


                          Comtex Information Systems, Inc.
                          40 Broad Street
                          New York, New York  10004
                          Attention :  Michael C. Mullins

                          Fax:  (212) 742-9201

         Copy to:

                          Proskauer Rose Goetz & Mendelsohn LLP
                          1585 Broadway
                          New York, New York  10036
                          Attention:  Michael S. Sirkin, Esq.
                          Fax:  (212) 969-2900

         If to Norrell:


                          Norrell Corporation
                          3535 Piedmont Road, N.E.
                          Atlanta, GA 30305
                          Attn:  President
                          Fax:  (404) 240-3029

         Copy to:

                          Norrell Corporation
                          3535 Piedmont Road, N.E.
                          Atlanta, GA 30305
                          Attn:  General Counsel
                          Fax: (404) 240-3312

Any party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.

         10.7 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

         10.8 AMENDMENTS AND WAIVERS. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the party to be charged. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         10.9 CONSTRUCTION. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty, or covenant. References to the singular shall include the plurals and vice versa.

         10.10 INCORPORATION OF EXHIBITS AND SCHEDULES. The Disclosure Schedules, Exhibits, Appendix of Terms, and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

         10.11 SPECIFIC PERFORMANCE. Each of the parties acknowledges and agrees that the other party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties agrees that the other party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter, in addition to any other remedy to which it may be entitled, at law or in equity.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

                              NORRELL CORPORATION

                              By: /s/ Mark H. Hain
                                 ______________________________

                              Title:  V.P.
                                      _________________________

                              N. ACQUISITION CORP.

                              By: /s/ Mark H. Hain
                                ______________________________

                              Title: V.P.
                                     _________________________



                              COMTEX INFORMATION SYSTEMS, INC.

                              By: /s/ Michael C. Mullins
                                  ______________________________
                                  Michael C. Mullins, President


                              COMTEX SYSTEMS, INC.

                              By: /s/ Michael C. Mullins
                                  ______________________________
                                  Michael C. Mullins,
                                  Chairman of the Board